                                                                   EXHIBIT 5(t)


                       INVESTMENT SUB-ADVISORY AGREEMENT
                              ENTERED INTO BETWEEN
              TRAVELERS ASSET MANAGEMENT INTERNATIONAL CORPORATION
                                      AND
                  THE TRAVELERS INVESTMENT MANAGEMENT COMPANY


         This Investment Sub-Advisory Agreement (the "Agreement") is entered into as of _______________, 1997, by and between Travelers Asset Management International Corporation, a Corporation duly organized and existing under the laws of the State of New York ("TAMIC"), and The Travelers Investment Management Company, a corporation duly organized and existing under the laws of the Connecticut ("Sub-Adviser").

         WHEREAS, TAMIC has entered into an Investment Advisory Agreement dated _______ __, 1997, (the "Investment Advisory Agreement") with The Travelers Series Trust (a Massachusetts business trust, hereinafter referred to as the "Trust"). A copy of such agreement is attached as Exhibit A hereto, pursuant to which TAMIC provides investment management and advisory services to the Trust; and

         WHEREAS, the Investment Advisory Agreement provides that TAMIC may engage a duly organized sub-adviser, to furnish investment information, services and advice to assist TAMIC in carrying out its responsibilities under the Investment Advisory Agreement; and

         WHEREAS, TAMIC desires to retain Sub-Adviser to render investment advisory services to TAMIC in the manner and on the terms set forth in this Agreement, and the Sub-Adviser desires to provide such investment advisory services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, TAMIC and Sub-Adviser agree as follows:


         1.    INVESTMENT DESCRIPTION APPOINTMENT

               The Trust, which is divided into segments including the segment known as The Mid-Cap Disciplined Equity Fund (the "Portfolio") desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment(s), policies and limitations specified in the prospectus (the "Prospectus") and the statement of additional information (the "SAI") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust (the "Board"). TAMIC will supply copies of the Prospectus and the SAI to the Sub-Adviser promptly after the Trust's Registration Statement is declared effective. TAMIC agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the SAI, and copies of any procedures adopted by the Board applicable to the Sub-Adviser and any amendments thereto (the

"Board Procedures"), to the Sub-Adviser on an on-going basis. Until TAMIC delivers any such amendment or supplement or Board Procedures, the Sub-Adviser shall be fully protected in relying on the Prospectus and SAI and any Board Procedures, if any, as previously furnished to the Sub-Adviser. In addition, TAMIC shall furnish the Sub-Adviser with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Trust to shareholders or to any state or federal regulatory agency. TAMIC shall also inform the Sub-Adviser of the results of any audits or examinations by regulatory authorities pertaining to the Portfolio. TAMIC further agrees to furnish the Sub-Adviser with any materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

         TAMIC and the Trust desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation and for the term set forth below. Except as specified herein, the Sub-Adviser agrees that it shall not delegate any material obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of both the Trust and TAMIC.


         2.    SERVICES AS SUB-ADVISER

               Subject to the supervision, direction and approval of the Board and TAMIC, the Sub-Adviser shall conduct a continual program of investment, evaluation and, if appropriate in its view, the sale and reinvestment of the Portfolio's assets. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with TAMIC, to: (a) manage the Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies as stated in the Prospectus and the SAI; (b) make investment decisions for the Portfolio; (c) place purchase and sale orders for portfolio transactions on behalf of the Portfolio and manage otherwise uninvested cash assets of the Portfolio; (d) price such Portfolio securities as TAMIC and Sub-Adviser shall mutually agree upon from time to time; (e) execute account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio (in such respect, and only for this limited purpose, the Sub-Adviser shall act as TAMIC's and the Trust's agent and attorney-in-fact); and (f) employ professional portfolio managers and securities analysts who provide research services to the Portfolio.

         In addition, (i) the Sub-Adviser shall furnish TAMIC or its designee (e.g., the custodian bank for the Portfolio) daily information concerning portfolio transactions and periodic reports concerning transactions and performance of the Portfolio in such form as may be mutually agreed upon from time to time. In addition, the Sub-Adviser agrees to review the performance of the services provided to the Portfolio pursuant to this Agreement and to discuss the management of the Portfolio with TAMIC and the Board as either or both shall reasonably request.

         (ii) Unless TAMIC gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.

         (iii) With respect to the provision of services by the Sub-Adviser hereunder, the Sub-Adviser shall maintain and preserve such records related to the Portfolio's transactions as are required under any applicable state or
federal securities law or regulation including:   the Investment Company Act of
1940, as amended (the "1940 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Advisers Act of 1940, as amended (the "Advisers Act) (collectively, the "Record Retention Rules"). TAMIC shall maintain and preserve all books and other records not related to the Portfolio's transactions as required under the Record Retention Rules. The Sub-Adviser shall furnish to TAMIC all of the information relating to the Sub-Advisory services contemplated hereunder that TAMIC shall reasonably request within a reasonable period of time after TAMIC makes such request. The Sub-Adviser agrees that all records which it maintains under the Record Retention Rules for the Portfolio are the property of the Trust and the Sub-Adviser will surrender, within a reasonable period of time after a request for such records from TAMIC or the Trust, copies of any of such records.

         (iv) The Sub-Adviser shall test for compliance with applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Consistency with the Code shall include, in addition to quarterly and annual reporting requirements described herein, notifying TAMIC if the Sub-Adviser becomes aware of any actual or potential deviation from the requirements of Code Sections 817 and 851. The Sub-Adviser shall also cooperate promptly in supplying information to TAMIC or its designee in order to facilitate monthly or quarterly testing for consistency with such applicable Code Sections.
Should the Sub-Adviser become aware of any violations of such sections, it will take immediate action to remedy any such violation.

         (v) The Sub-Adviser shall maintain a written code of ethics (the "Code of Ethics") that it reasonably believes complies with the requirements of Rule 17(j) under the 1940 Act, a copy of which it will provide to TAMIC or Trust upon any reasonable request. The Sub-Adviser shall follow such Code of Ethics in all material respects in performing its services under this Agreement and will supply the Board with a quarterly certification with respect to such compliance. Further, the Sub-Adviser represents that it has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Sub-Adviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.

         (vi) The Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio in a manner consistent with the diversification requirements of Section 817 and Section 851 of the Code. The Sub-Adviser will also manage the investments of the Portfolio in a manner consistent with any and all investment restrictions (including diversification requirements) contained in the 1940 Act, any SEC No-Action Letter or order or rule promulgated by the SEC applicable to the Portfolio, and any applicable state securities law or regulation.

         (viii) The Sub-Adviser shall submit on a quarterly basis to the Board and TAMIC a written certification detailing any variation from applicable investment policies or procedure, or from its Code of Ethics. The Sub-Adviser shall use its best efforts to correct any such deviation.


         3.    BROKERAGE

               In selecting brokers or dealers (including, if permitted by applicable law and appropriate Board Procedures, any broker or dealer affiliated with either TAMIC or the Sub-Adviser) to execute transactions on behalf of the Portfolio, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth and nature of the market in the security, the price of the security, the size of the order, the timing of the transaction, the difficulty of the transaction, the reputation, experience, financial condition and execution capability of the broker or dealer, the quality of the service and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the 1934 Act) provided to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Sub-Adviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliate exercise investment discretion.


         4.    COMPENSATION

               In consideration of the services rendered pursuant to this Agreement, TAMIC will pay the Sub-Adviser an annual fee calculated at the rate of .35% of the Portfolio's average daily net assets; the fee is calculated daily and paid monthly. The Sub-Adviser shall have no right to obtain compensation directly from the Trust or the Portfolio for services provided hereunder and agrees to look solely to TAMIC for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the SAI.

         5.    EXPENSES

               The Sub-Adviser shall bear all expenses in connection with the performance of its services under this Agreement. In no event will the Sub-Adviser bear brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Portfolio or the Trust. The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Trust's legal existence and shareholder relations. The Portfolio shall assume all other expenses not specifically assumed by the Sub-Adviser hereunder or by TAMIC under the Investment Advisory Agreement entered into between TAMIC and the Trust.


         6.    STANDARD OF CARE

               The Sub-Adviser shall exercise reasonable care and act in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement. Neither the Sub-Adviser nor its officers, directors, employees, agents, legal representatives or persons controlled by it (collectively, the "Related Persons") shall be liable for or subject to any damages, expenses, or losses in connection with any error of judgment or mistake of law or for any loss suffered by the Trust, the Portfolio or TAMIC or any shareholder, director, trustee or officer thereof, in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to TAMIC, the Trust or to the shareholders of the Trust to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's disregard of its obligations and duties under this Agreement.


         7.    LIABILITY

               Except as may otherwise be provided by the 1940 Act or federal securities laws, neither Sub-Adviser nor any Related Persons shall be subject to any liability or subject to any damages, expenses, or losses in connection with any error of judgment, mistake of law, or any loss to TAMIC or the Trust arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except by reason of either willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties under this Agreement. TAMIC shall hold harmless and indemnify Sub-Adviser and each Related Person against any loss, liability, claim, cost, damage or expense (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising by reason of any matter to which this Agreement relates unless the Sub-Adviser is liable/or negligent in the performance of its duties or it has disregard of its obligations and duties under this Agreement. The Sub-Adviser shall hold harmless the Trust and TAMIC for any loss, liability, cost, damage, or expenses arising from any claim resulting from the Sub-Adviser's negligence in connection with the performance of its duties or the disregard of its obligations and duties under this Agreement.

         Promptly after receipt by a party seeking to be indemnified under this
Section 7 (the "Indemnified Party") of notice of the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this Section 7 (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under the provisions hereof, and shall relieve it from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action.

         In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnifying Party shall be entitled to participate in any such action and, to the extent that it shall wish, participate jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel of its choice (unless any conflict of interest requires the appointment of separate counsel), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of the action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expense of the other counsel subsequently incurred without the Indemnifying Party's consent by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall cooperate in the defense or settlement of claims so assumed. The Indemnified Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless it has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that any proceeding against the Indemnified Party shall be commenced by the Indemnified Party in connection with this Agreement, or the transactions contemplated hereunder, and such proceeding shall be finally determined by a court of competent jurisdiction in favor of the Indemnifying Party, the Indemnified Party shall be liable to the Indemnifying Party for any reasonable attorney's fees and court costs relating to such proceedings.

         The indemnifications provided in this Section 7 shall survive the termination of this Agreement.


         8.    TERM OF AGREEMENT

         This Agreement shall become effective August 1, 1996, (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board or by vote of holders of a majority (as defined in the 1940 Act and the rules thereunder) of the outstanding voting securities of the Trust, or upon 60 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).


         9.    SERVICES TO OTHER COMPANIES OR ACCOUNTS

               TAMIC understands that the Sub-Adviser acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, as an investment manager or adviser to other investment companies, including any offshore entities, or accounts. TAMIC has no objection to the Sub-Adviser's so acting, provided that whenever the Portfolio and one or more other investment companies or accounts managed or advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. TAMIC recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. In addition, TAMIC understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement shall not in any way limit or restrict Sub-Adviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Sub-Adviser of its duties and obligations under this Agreement.


         10.   COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS

               The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.


         11.   REPRESENTATIONS AND WARRANTIES OF TAMIC

         TAMIC represents and warrants to the Sub-Adviser as follows:
               a. TAMIC is registered as an investment adviser under the Advisers Act;
               b. TAMIC is a corporation duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;
               c. The execution, delivery and performance by TAMIC of this Agreement are within TAMIC's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of TAMIC for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under: (i) any provision of applicable law, rule or regulation; (ii) TAMIC's Articles of Incorporation or By-Laws; or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon TAMIC;
               d.   This Agreement is a valid and binding Agreement of TAMIC;
               e. TAMIC has provided the Sub-Adviser with a copy of its Form ADV as most recently filed with the SEC and TAMIC further represents that it will, within a reasonable time after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Sub-Adviser. The information contained in TAMIC's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under this they were made, not misleading;
               f. TAMIC acknowledges that it received a copy of the Sub-Adviser's current Form ADV.


         12.   REPRESENTATIONS AND WARRANTIES OF SUB-ADVISER

               a. The Sub-Adviser is registered as an investment adviser under the Advisers Act;
               b. The Sub-Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;
               c. The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's posers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under: (i) any provision of applicable law, rule or regulation; (ii) the Sub-Adviser's Articles of Incorporation or By-Laws; or
                    (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Adviser;
               d. This Agreement is a valid and binding Agreement of the Sub-Adviser;
               e. The Sub-Adviser has provided TAMIC with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV and the SEC, furnish a copy of such amendments to TAMIC. The information contained in the Sub-Adviser's form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
               f. The Sub-Adviser acknowledges that it received a copy of TAMIC's current Form ADV.


         13.   COMPLIANCE WITH APPLICABLE LAW

               TAMIC agrees to conduct its obligations under this Agreement in a manner consistent with applicable laws and regulations, including but not limited to Sections 2a-7, 5(b), 12, 17, 18, and 36 of the 1940 Act. TAMIC shall conduct its investment advisory activities in a manner consistent with a Code of Ethics maintained pursuant to Section 17(j) of the 1940 Act. TAMIC agrees to use good faith efforts to ensure that any Sub-Adviser for the Portfolio appointed shall adopt and follow a similar Code of Ethics. TAMIC also agrees that it shall conduct its activities in a manner consistent with any No-Action Letter, order or rule promulgated by the SEC applicable to the Trust or any of the Portfolios.


         14.   MISCELLANEOUS

               This Agreement may be signed in one or more counterpart.

               Each party to this Agreement represents and warrants that it is validly existing and taken all necessary action to obtain the requisite authority to enter into this Agreement and to perform the duties contemplated herein.

               The Trust represents that a copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

               This Agreement shall be governed by the laws of the State of Connecticut.

               Each party agrees to comply with all applicable reporting requirements pursuant to state and federal laws and regulations.

               All representations and warranties made by the sub-Adviser and TAMIC herein shall survive for the duration of this Agreement and the parties hereto shall immediately notify, but in no event later than five (5) days, each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.


         15.   USE OF NAME

               The Trust and TAMIC, together with its subsidiaries and affiliates may use the names "The Travelers Investment Management Company" or "TIMCO" or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior approval of the Sub-Adviser and only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and TAMIC together with its subsidiaries and affiliates each agree that they shall cease to use such names or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser and shall promptly change its name accordingly. The Trust acknowledges that it has adopted the name "The Travelers Investment Management Company" or "TIMCO" or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior approval of the Sub-Adviser and through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment advisor.

         IN WITNESS WHEREOF, the parties hereto have caused this Investment Sub-Advisory Agreement to be signed by their respective officials thereunto duly authorized as of the day and year first above written.

                          Travelers Asset Management International Corporation

                          By:
                              -------------------------------------------------
                          Its:
                               ------------------------------------------------

                          The Travelers Investment Management Company

                          By:
                              -------------------------------------------------
                          Its:
                               ------------------------------------------------